Exhibit 99.1

Hoth Therapeutics Announces Agreement to Joint Development For a Self-Assembling
Vaccine (SAV) for the Potential Prevention of the Coronavirus (COVID-19)

The SAV technology has been exclusively licensed from Massachusetts General Hospital

Preclinical development to be undertaken in conjunction with Voltron Therapeutics and the Vaccine & Immunotherapy
Center (VIC) at Massachusetts General Hospital

NEW YORK, NY March 23, 2020/ PRNewswire/ Hoth Therapeutics, Inc. (NASDAQ: HOTH), a biopharmaceutical company, today announced it has reached an agreement with Voltron Therapeutics, Inc. (Voltron) to form a joint venture entity, to be named HaloVax, to commence preclinical studies for the development of vaccine prospects to prevent the Coronavirus (COVID-19) based upon VaxCelerate, a self-assembling vaccine (SAV) platform exclusively licensed by Voltron from the Vaccine and Immunotherapy Center (VIC) at Massachusetts General Hospital (MGH).

Hoth and Voltron, with the support of MGH, will work jointly on exploring and developing this SAV technology as a means to aid patients at risk of being infected with COVID-19. The VaxCelerate vaccine platform was developed as a means of rapidly generating and pre-clinically testing a new vaccine against specific pathogen targets. The technology which received Department of Defense (DoD) funding has demonstrated proof of concept in Lassa Fever, an emerging infectious disease. HaloVax intends to use these same SAV principles to assist in the development of a potential vaccine against the COVID-19 pandemic.

Hoth believes VaxCelerate offers two unique elements to combat the Coronavirus - one fixed immune adjuvant and one variable immune targeting and offers several potential advantages over other compounds in combination therapy. In infectious applications, it allows rapid development against viruses and other pathogens. The vaccine focuses on both DNA and internal / external mutated proteins providing the immune system with more potential targets to attack.

VaxCelerate was created by Dr. Mark Poznansky, MD, PhD, and Dr. Jeffrey Gelfand, MD, who will both continue to support its research and development. Dr. Poznansky is the Director of the Vaccine and Immunotherapy Center (VIC) and a Physician at Massachusetts General Hospital, as well as an Associate Professor of Medicine at Harvard Medical School. Dr. Poznansky will serve as both scientific founder and scientific advisory board member of Halovax to help advise on the early clinical research and implementation of testing in the hospital setting.

Dr. Gelfand is an infectious disease specialist in Boston, Massachusetts. He received his medical degree from Tufts University School of Medicine and has been in practice for more than 20 years. Dr. Gelfand’s specializes in infectious disease. He is also a Clinical Professor of Medicine at Harvard University, where he has developed a novel approach for targeting (tumor) antigens whose sequence may not be known or structure even identified.

Dr. Mark Poznansky, Director, Vaccine and Immunotherapy Center, of MGH stated, “The team at the Vaccine and Immunology Center at Massachusetts General Hospital is focused on developing a self-assembling vaccine (SAV) for COVID-19 through its existing VaxCelerate platform. The mobilization of T-cells in the eradication of viruses is well documented.   Our experience in proof of concept studies supports the ability of the SAV to evoke immune responses to viruses.   Through our partnership with Voltron, we look forward to collaborating to bring this technology to the clinic and exploring how it can potentially be used to prevent the virus in the population at large and especially individuals who are at risk for the most serious consequences of COVID-19 infection.”

Dr. Michael Callahan, Chief of Translational Medicine, Vaccine and Immunotherapy Center, of MGH said, “We believe this SAV technology developed at the VIC, which has proof of concept data in infectious diseases and oncology in four animal models, has the potential to assist in the rapid development and testing of products to prevent, intercept or treat COVID-19. The customizable cellular immunity generated by the SAV may safely and effectively protect patients worldwide.”

Dr. Andrew Herr, PhD, Hoth’s Scientific Advisor, will work closely with Dr. Pozansky and Dr. Gelfand. Dr. Herr is an associate professor in the Division of Immunobiology and Center for Systems Immunology, with an affiliate appointment in the Division of Infectious Diseases at Cincinnati Children’s Hospital within the UC Department of Pediatrics. Dr. Herr completed his thesis work in molecular biophysics from Washington University in St. Louis, and completed his postdoctoral work in structural immunology at the California Institute of Technology as a Damon Runyon Research Fellow. He was recruited to the University of Cincinnati College of Medicine as an Ohio Eminent Scholar in Structural Biology before moving to Cincinnati Children’s Hospital.

“COVID-19 is global a pandemic. With the support of Andy Herr, Hoth’s Scientific Advisor and professor of infectious diseases at the University of Cincinnati, we intend to leverage our resources to develop products designed to prevent this deadly virus. We believe that the VaxCelerate technology has the potential to provide a differentiated approach to finding a COVID-19 vaccine.” said Mr. Robb Knie, Chief Executive Officer of Hoth.

Pursuant to the agreement, Hoth shall be granted the right to receive single digit royalties from the sale of any products developed, and shall have the right to acquire up to a 30% equity interest in HaloVax.

About Hoth Therapeutics, Inc.
Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing new generation therapies for dermatological disorders. Hoth's pipeline has the potential to improve the quality of life for patients suffering from indications including atopic dermatitis, chronic wounds, psoriasis, asthma and acne. To learn more, please visit www.hoththerapeutics.com.

Forward Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements that relate to the joint venture and the preclinical development of the SAV technology for COVID-19 and the potential development of products related to COVID-19 and other information that is not historical information. When used herein, words such as "anticipate", "being", "will", "plan", "may", "continue", and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Hoth's current expectations and various assumptions. Hoth believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Hoth may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described under the caption "Risk Factors" in Hoth's Form 10K for the period ending December 31, 2019, and Hoth's other filings made with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as Hoth's current plans, estimates and beliefs. Investors should not place undue reliance on forward-looking statements. Hoth cannot guarantee future results, events, levels of activity, performance or achievements. Hoth does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by law.

Investor Contact:
Phone: (646) 756-2997
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com

KCSA Strategic Communications
Valter Pinto, Managing Director
(212) 896-1254
Hoth@kcsa.com